EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A ordinary shares, par value $0.0001 per share, of Leo Holdings Corp. II (this “Agreement”), is being filed, and all amendments thereto will be filed, by Leo Investors II Limited Partnership as designated filer on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: January 26, 2024

Leo Investors II Limited Partnership

By: Leo Investors GP II Ltd., its general partner

/s/ Simon Brown
Name: Simon Brown
Title: Director

Leo Investors GP II Limited

/s/ Simon Brown
Name: Simon Brown
Title: Director